CSFB04-[AR5] 5s - Price/Yield - AAA-1									5s

Balance	[Contact Desk]	Delay	24	Formula	See Below	WAC(1)	5	WAM(1)	358
Coupon	4.3417	Dated	5/1/2004	NET(1)	4.3417	WALA(1)	2
Settle	5/28/2004	First Payment	6/25/2004

* PAYS GROUP NET WAC LESS [0.0000%] THROUGH MONTH 58, THEN NET WAC LESS [0.0000]%. EFFECTIVE NET MARGIN EQUALS APPROX. [1.8350]%

RUN TO EARLIEST OF BALLOON IN MONTH 58 AND 10% CALL

(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPR - Call (Y)	20 CPR - Call (Y)	22 CPR - Call (Y)	25 CPR - Call (Y)	27 CPR - Call (Y)	30 CPR - Call (Y)	35 CPR - Call (Y)	40 CPR - Call (Y)	45 CPR - Call (Y)	50 CPR - Call (Y)

100-28	3.9877	3.9375	3.9157	3.8807	3.8558	3.8162	3.7434	3.6511	3.5397	3.4123
100-29	3.9773	3.9257	3.9034	3.8675	3.8419	3.8012	3.7265	3.6318	3.5173	3.3866
100-30	3.9669	3.9140	3.8910	3.8542	3.8280	3.7863	3.7096	3.6124	3.4950	3.3609
100-31	3.9564	3.9022	3.8787	3.8410	3.8141	3.7713	3.6927	3.5931	3.4728	3.3353
101-00	3.9460	3.8905	3.8664	3.8277	3.8002	3.7564	3.6759	3.5738	3.4505	3.3096
101-01	3.9356	3.8788	3.8541	3.8145	3.7863	3.7414	3.6590	3.5545	3.4282	3.2840
101-02	3.9252	3.8670	3.8418	3.8013	3.7724	3.7265	3.6422	3.5352	3.4060	3.2584
101-03	3.9148	3.8553	3.8295	3.7880	3.7585	3.7116	3.6253	3.5159	3.3838	3.2329
101-04	3.9045	3.8436	3.8172	3.7748	3.7446	3.6966	3.6085	3.4966	3.3616	3.2073
101-05	3.8941	3.8319	3.8049	3.7616	3.7308	3.6817	3.5917	3.4774	3.3394	3.1817
101-06	3.8837	3.8202	3.7926	3.7484	3.7169	3.6668	3.5749	3.4581	3.3172	3.1562
101-07	3.8733	3.8085	3.7804	3.7352	3.7031	3.6520	3.5581	3.4389	3.2950	3.1307
101-08	3.8630	3.7968	3.7681	3.7220	3.6892	3.6371	3.5413	3.4197	3.2729	3.1052
101-09	3.8526	3.7851	3.7558	3.7089	3.6754	3.6222	3.5245	3.4005	3.2507	3.0797
101-10	3.8422	3.7734	3.7436	3.6957	3.6616	3.6073	3.5077	3.3813	3.2286	3.0542
101-11	3.8319	3.7618	3.7313	3.6825	3.6478	3.5925	3.4910	3.3621	3.2065	3.0288
101-12	3.8215	3.7501	3.7191	3.6694	3.6340	3.5776	3.4742	3.3429	3.1844	3.0033

WAL	3.28	2.89	2.75	2.55	2.42	2.24	1.97	1.71	1.47	1.27
Principal Window	Jun04 – Mar09	Jun04 – Mar09	Jun04 – Mar09	Jun04 – Mar09	Jun04 – Mar09	Jun04 – Mar09	Jun04 – Mar09	Jun04 – Nov08	Jun04 – Apr08	Jun04 – Sep07
Principal # Months	58	58	58	58	58	58	58	54	47	40

LIBOR_1YR	1.493	1.493	1.493	1.493	1.493	1.493	1.493	1.493	1.493	1.493

Spread to SWAP Curve:

SWAP	Mat	0.25YR	0.50YR	1YR	1.5yr	2YR	3YR	4YR	5YR
	Yld	1.140	1.223	1.493	1.824	2.155	2.724	3.185	3.542

Assumptions based on collateral comnposition as discussed. Initial Subordination assumed to be 4.50%. Subordination percentage subject to change. Collateral characteristics subject to change.

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

PRELIMINARY - SUBJECT TO CHANGE